Exhibit 99.1

GLOBALSTAR, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF
$60 MILLION IN SHARES OF VOTING COMMON STOCK

Covington, LA, December 18, 2018 - Globalstar, Inc. (“Globalstar”) (NYSE American: GSAT), a leading provider of mobile satellite voice and data services to businesses, governments, and individuals, today announced that it has commenced an offer of $60 million in shares of voting common stock in a registered underwritten public offering. The offering will be subject to market and other conditions. In addition, Globalstar intends to grant the underwriter a 30-day option to purchase up to $9 million in additional shares of voting common stock.
As required by the credit agreement with its senior lenders (the “Facility Agreement”), Globalstar intends to deposit 80% of the net proceeds from the offering in a restricted account for the benefit of the lenders under the Facility Agreement. The proceeds held in this restricted account, together with a portion of cash on hand, will be used to pay principal and interest due under the Facility Agreement in December 2018. Globalstar expects that the remainder of the proceeds from the offering will be used for general corporate purposes.

The offering will be made only to qualified and readily identifiable Globalstar stockholders on a pro rata basis, pursuant to the terms of a settlement agreement entered into in connection with a shareholder action previously filed against Globalstar. In connection with the settlement agreement, Globalstar’s controlling shareholder, Thermo Funding II, LLC and its affiliates, Mudrick Capital Management, L.P. and Warlander Asset Management have agreed to purchase their pro rata share of the offering and to backstop the balance offered to, but not purchased by, other Globalstar stockholders, on a pro rata basis based on their respective ownerships of Globalstar’s common stock.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.
The offering is being made pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). Before investing, please read the prospectus and the related prospectus supplement for the offered shares in the registration statement and other documents Globalstar has filed with the SEC for more complete information about Globalstar and this offering. These documents are available for free and may be obtained by visiting the SEC website at http://www.sec.gov. Alternatively, copies of the prospectus and prospectus supplement are available by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.
About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Customers around the world in industries such as government, emergency management, marine, logging, oil & gas and outdoor recreation rely on Globalstar to conduct business smarter and faster, maintain peace of mind and access emergency personnel. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring, M2M and IoT applications. The Company's products include mobile and fixed satellite telephones, the innovative Sat-Fi satellite hotspot, Simplex and Duplex satellite data modems, tracking devices and flexible service packages.

Investor contact information:
Samantha DeCastro
samantha.decastro@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding future increases in our revenue and profitability, the completion of the proposed public offering of shares and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this press release are believed to be accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the SEC, including the prospectus and the prospectus supplement, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.